UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2015 (March 18, 2015)

USG Corporation

(Exact name of registrant as specified in its charter) Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
(312) 436-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed, on February 11, 2015, USG Corporation (the “Company” or "USG") and certain of its subsidiaries entered into settlement agreements (the “Settlements”) to settle all claims made against the Company and certain of its subsidiaries in the direct and indirect purchaser antitrust class actions consolidated in the lawsuit, In re: Domestic Drywall Antitrust Litigation, MDL No. 2437, pending in the United States District Court for the Eastern District of Pennsylvania, for a total of $48 million. USG strongly denies the allegations made in the lawsuit and has always acted with the highest integrity. Our decisions on price and selling policy are made independently and in compliance with the law.
The Settlements have been preliminarily approved by the court, and, accordingly, notice of the Settlements will be provided to potential class members who will be given the opportunity to participate in the Settlements, or, alternatively, opt out of the Settlements by dates set forth in the Court’s preliminary approval orders. Persons who opt out of the Settlements are not bound by the Settlements, and may separately pursue their claims.
On March 17, 2015, USG and seven other wallboard manufacturers were named as defendants in a complaint filed by several homebuilders in the United States District Court for the Northern District of California. The complaint, which is not a class action, contains allegations substantially similar to those lawsuits covered by the Settlements, specifically, that the defendants unlawfully conspired to fix the price for gypsum wallboard sold in the United States through price increases beginning in 2012 and by the elimination of job quotes. The filing of the complaint indicates that the plaintiffs intend to opt-out of the Settlements preliminarily approved by the court.
The claims for the majority of the homebuilders are indirect purchaser antitrust claims (i.e., not based on purchases made directly from the manufacturers), which federal law and some states do not allow.  Indirect purchaser antitrust claims are typically resolved for less than direct purchaser claims. For example, the Company’s settlement with the indirect purchaser class, which has been preliminarily approved by the court, is less than 20% of the total amount of the Settlements. Based on the allegations in the homebuilders’ complaint, it appears that the plaintiffs’ claims are based on approximately 5% or less of total U.S. wallboard purchases during the time period involved. USG believes that the cost, if any, of resolving these additional claims will not materially increase the Company’s exposure from the $48 million originally agreed to in the Settlements.
USG continues to deny that it participated in any alleged conspiracy or has engaged in unlawful conduct, and believes that its pricing decisions were, and continue to be, made and implemented in full compliance with the law. USG intends to vigorously defend its actions against any plaintiffs who opt out of the Settlements.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related expectations about future conditions. These forward-looking statements include, among others, expectations about the litigation matters discussed herein. These forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words, or the negative of these terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties are discussed in more detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and in the other documents and reports filed by the Company with the SEC. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company has no obligation and makes no undertaking to update or revise any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: March 18, 2015	By:	/s/ Matthew F. Hilzinger
Matthew F. Hilzinger,
Executive Vice President
and Chief Financial Officer